Exhibit 3.25

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

B C T, INC.

B C T, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    The name of the corporation is B C T, Inc. and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 20, 1966.

2.    This Amended and Restated Certificate of Incorporation was duly adopted by the sole Director and the sole Stockholder of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.    This Amended and Restated Certificate of Incorporation integrates and restates in its entirety the certificate of incorporation of the corporation, and this Amended and Restated Certificate of Incorporation shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

4.    The text of the certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is B C T, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is-9 East Loockerman Street, Suite IB. City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

State of Delaware Secretary of State Division of Corporation Delivered 06:35 PM 10/27/2004 FILED 08:30 PM 10/21/2004 SRV 040777359 - 0640122 FILE

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares, consisting of:

One thousand (1,000) shares of Common Stock, par value $0.01 per share.

ARTICLE V

DURATION

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; BOOKS OF CORPORATION

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as maybe designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot whose the by-laws of the Corporation SO provide.

ARTICLE VIII

LIMITATION OF LIABILITY

To the fullest extent permitted by the General Corporation law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

SECTION 203

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the state of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by J. W. Holleran, the Corporation’s authorized officer, this 27th day of October, 2004

B C T, INC.

By:	/s/ J. W. Holleran
Name:	J. W. Holleran
Title:	President

State of Delaware Secretary of State Division of Corporation Delivered 04:42 PM 07/29/2005 FILED 04:06 PM 07/29/2005 SRV 050628368 - 0640122 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

B C T, INC., a Delaware corporation (the “Corporation”) hereby certifies as follows:

The name of this company is BCT, Inc., and

The Certificate of Incorporation of the corporation amending end restating Article ll thereof In its entirety to read as follows:

ARTICLE II

REGISTERED OFFICE AND AGENT

The Corporation’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned officer of the corporation has caused this Certificate to be executed as of this 19th day of July, 2005.

By:
Vice President and Secretary